Exhibit 10.35

BOISE PAPER HOLDINGS, L.L.C.

SUPPLEMENTAL LIFE PLAN

Effective February 22, 2008

BOISE PAPER HOLDINGS, L.L.C.

SUPPLEMENTAL LIFE PLAN

1.                                       Purpose of the Plan. The purpose of the Boise Paper Holdings, L.L.C. Supplemental Life Plan (the “Plan”) is to provide officers who participate in the Plan with an insured death benefit during employment and, in limited cases, after retirement. Officers who become Participants may purchase a life insurance policy from a designated insurance carrier. Policy premiums will be paid by Boise Paper Holdings, L.L.C. (“Boise”), as described in this Plan.

2.                                       Definitions.

2.1                                 “Base Salary” means the Participant’s annual base salary in effect on the April 15th preceding the Participant’s death if the Participant dies while an active employee of Boise.

2.2                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.3                                 “Committee” means the Compensation Committee of Boise Inc.’s Board of Directors.

2.4                                 “Final Salary” means the Participant’s annual base salary in effect on the April 15th preceding his or her Retirement date.

2.5                                 “Insurance Carrier” means the life insurance company or companies selected to issue policies under the Plan. The initial Insurance Carrier shall be Sun Life Assurance Company of Canada (U.S.).

2.6                                 “Insurance Policy” means any individually purchased Insurance Policy, together with additional policy benefits and riders, if any, issued by the Insurance Carrier pursuant to the Plan. Unless required otherwise by the Plan, any Insurance Policy terms used in this Plan shall have the same meaning as in the Insurance Policy. For example, the Insurance Policy terms “policy year,” “dividend,” and “policy loan” shall have the same meaning for purposes of this Plan as for purposes of the Insurance Policy.

2.7                                 “Participant” means an elected officer who meets all applicable eligibility requirements under Section 4.

2.8                                 “Pension Plan” means the Boise Paper Holdings, L.L.C. Pension Plan for Salaried Employees, as amended from time to time, and any successor thereto.

2.9                                 “Plan Administrator” means the Committee. The Committee may delegate day-to-day administrative functions to Boise’s management.

2.10                           “Retirement” means the termination of employment of a Participant, for reasons other than death or total disability (as defined in the Pension Plan), at any time after the Participant has attained age 55 with 10 or more years of service (as defined in the Pension Plan), and 5 years of service as an elected officer of Boise.

3.                                       Administration and Interpretation of the Plan.

3.1                                 Plan Administrator. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan, except as delegated to the Insurance Carrier pursuant to Sections 3.2 and 8.3. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee’s responsibilities for administration and interpretation of the Plan shall be exercised by Boise employees who have been assigned those responsibilities by Boise’s management. Any Boise employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to Boise’s General Counsel and may request that the Committee reconsider decisions of the General Counsel. Claims regarding benefits, eligibility, participation and premium payment under the Plan and appeals of claim denials shall be in accordance with Section 8. Any interpretation by the Committee shall be final and binding on the Participants.

3.2                                 Insurance Carrier. The Insurance Carrier shall be responsible for all matters relating to any Insurance Policy, including interpretation of the policy terms. For example, the Insurance Carrier shall decide whether it will issue an Insurance Policy on the life of a Participant who has otherwise met all of the Plan’s eligibility requirements, whether benefits are payable on an Insurance Policy, and to whom any benefits are payable.

4.                                       Eligibility. In order to become a Participant in the Plan, an individual must meet all of the following requirements:

4.1                                 Be an elected officer of Boise (vice president or higher) who was elected as a President or Vice President of Boise Cascade Corporation on or before July 31, 2003, as listed on Exhibit A;

4.2                                 Be identified by the Committee as eligible to participate in the Plan; and

4.3                                 Have an insurance policy in place under the Boise Cascade, L.L.C. Supplemental Life Plan immediately prior to February 22, 2008, which policy shall be the Insurance Policy for purposes of this Plan.

5.                                       Benefits.

5.1                                 Target Death Benefit During Employment. The target benefit for a Participant who dies while employed by Boise is a death benefit equal to two times Base Salary (less any amount payable under Boise’s company-paid group term life insurance program).

5.2                                 Target Post-Retirement Death Benefit. Participants who die after Retirement, will have a target post-retirement benefit equal to one times Final Salary (less any amount payable under Boise’s company-paid group term life insurance program).

5.3                                 Purchase of Insurance. The right of a Participant to purchase an Insurance Policy under the Plan was granted only upon each Participant’s initial eligibility under the Boise Cascade Corporation Supplemental Life Insurance Plan. The face amount of the Insurance Policy was rounded up to the nearest multiple of $1,000, where necessary. To the extent the Insurance Policy relates to the target benefit(s) as described in Sections 5.1 and 5.2 above, the Insurance Policy is guaranteed to be issued, without regard to the Participant’s insurability. To the extent that a Participant desires to purchase additional insurance by paying additional premiums as permitted under Section 6.2, insurance participation will be subject to the Participant’s insurability, and Boise does not guarantee that each otherwise eligible Participant will be able to purchase additional insurance pursuant to this Plan.

5.4                                 Actual Amount of Benefit. The death benefit shall be paid from the Insurance Policy. The amount of the death benefit payable to the Participant’s beneficiary shall be determined by the Insurance Carrier pursuant to the terms of the Insurance Policy. The actual benefit provided by the Insurance Policy may be greater or less than the target benefit, based on the investment performance of the Insurance Policy and taking into account any loans and/or withdrawals from the cash value of the Insurance Policy. If the Insurance Policy does not ultimately provide the target benefit, Boise will not make up any benefit shortfall.

5.5                                 Beneficiary Designation. The death benefit is payable to the beneficiary or beneficiaries designated by the Participant. If no beneficiary is designated, the beneficiary shall be the person or persons entitled to the death benefit under the terms of the Insurance Policy or applicable state law, whichever governs.

5.6                                 Payment of Death Benefit. All death benefits provided under the Plan will be paid from the Insurance Policies. Death benefits shall be paid upon submission to the Insurance Carrier of the appropriate proof of death and a claim for benefits in the form required by the Insurance Carrier, and any other documentation required by the Insurance Carrier in its sole discretion.

6.                                       Premium Payment.

6.1                                 Target Benefit Premium Payment. The Insurance Carrier shall establish an annual premium for each Insurance Policy based on the target benefit(s) established for that Insurance Policy. Boise shall pay the premium on behalf of the Participant, and the amount of the premium will be treated as taxable compensation to the Participant; provided, however, that the annual premium payable by Boise shall be adjusted appropriately, as determined by the Committee in its sole discretion, to take into account any loans and/or withdrawals from the cash value of the Insurance Policy, and the Participant shall be solely responsible for the payment of any additional premiums required as a result of any such adjustment.

6.2                                 Additional Benefit Premium Payment. Participants may have the option to obtain an additional Insurance Policy in addition to the Insurance Policy under which the target benefit(s) are to be provided, subject to the requirements of the Insurance Carrier, including any insurability or underwriting requirements and subject to a minimum death benefit amount of $50,000. Premiums for any additional Insurance Policy will be the Participant’s responsibility. Participants must make arrangements for any additional Insurance Policy and premium payment with the Insurance Carrier.

6.3                                 Premium Allocation. The target benefit premium will be allocated among the investment funds offered by the Insurance Carrier by Boise in its sole discretion. Premiums for any additional Insurance Policy purchased according to Section 6.2 shall be allocated by the Participant.

6.4                                 Cessation of Premium Payment. Boise shall cease paying premiums on the Participant’s behalf upon the first to occur of the following:

(a)                                  The date of the Participant’s Retirement (or, for Participants who were officers of Boise Cascade Corporation on October 1, 2003, payment of the premium for ten years following the initial issuance of the Insurance Policy, if later);

(b)                                 The death of the Participant;

(c)                                  The termination of the Participant’s employment other than by death or Retirement; or

(d)                                 The date the Insurance Policy is surrendered or otherwise ceases to be in effect.

Upon the cessation of premium payment by Boise, Boise shall have no further involvement in the Insurance Policy. From that date forward, the Participant shall be solely responsible for the payment of any future premiums.

7.                                       Continuation, Reduction, or Termination of the Insurance Policy and/or Benefits.

7.1                                 If the Plan is terminated, whether as to all Participants or as to an individual Participant, a Participant shall be able to continue the Insurance Policy on his or her life by paying future premiums. Thereafter, the Participant will be responsible for all future premiums and Boise shall have no further involvement in the Insurance Policy.

7.2                                 After cessation of premium payment by Boise, policy benefits may be reduced or terminated with respect to a Participant if not properly funded by the Participant.

7.3                                 The amount of a Participant’s death benefits may vary each year based on investment results of the Insurance Policy, on account of any loans and/or withdrawals from the cash value of the Insurance Policy, and/or on account of any changes in the target benefit.

8.                                       Claims Procedure.

8.1                                 Claims regarding eligibility for, participation in, and payment of premiums under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with Boise’s compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of Boise. The claim must include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the manager shall notify the claimant in writing. This written notice shall:

•                                          state the specific reasons for the denial,

•                                          refer to the provisions of the Plan on which the determination is based,

•                                          describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,

•                                          explain how the claimant may submit the claim for review and state applicable time limits, and

•                                          state the claimant’s right to bring an action under section 502(a) of ERISA following an adverse determination on review.

8.2                                 Any Participant, former Participant, or beneficiary who has been denied a claim brought under Section 8.1 shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant’s position and any other comments, documents, records, or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 8.1, and shall be filed with Boise’s compensation manager. The Manager shall promptly inform Boise’s senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant’s request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer’s sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall:

•                                          state the facts and specific reasons for the decision,

•                                          refer to the Plan provisions upon which the decision is based,

•                                          state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and

•                                          state the claimant’s right to bring an action under section 502(a) of ERISA.

8.3                                 For claims regarding benefits under the Insurance Policies, Boise has adopted the claim procedure established by the Insurance Carrier as a claim procedure. The beneficiary of the policy proceeds must file a claim for benefits with the Insurance Carrier in the form the Insurance Carrier requires. If the Insurance Carrier denies the claim and the beneficiary desires to have the denial reviewed, the beneficiary must follow the Insurance Carrier’s claims review procedure. The Insurance Carrier’s determination shall be final and binding on all participants. Boise shall have no liability if the Insurance Carrier denies a claim for benefits.

9.                                       Miscellaneous.

9.1                                 Employment Not Guaranteed by Plan. This Plan is not intended to and does not create a contract of employment in any manner. Employment with Boise is at will, which means that either the employee or Boise may end the employment relationship at any time and for any reason. Nothing in this Plan changes or should be construed as changing that at-will relationship.

9.2                                 Taxes. Boise shall deduct from each Participant’s compensation all applicable federal or state taxes that may be required by law to be withheld resulting from Boise’s premium payments under the Plan.

9.3                                 Governing Law, Jurisdiction, and Venue. The Plan shall be construed according to the laws of the state of Idaho to the extent not preempted by federal law. Legal action to enforce or interpret the Plan may be brought only in federal district court for the District of Idaho in Ada County, Idaho.

9.4                                 Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or Boise shall be made in writing and in the form Boise prescribes. Communication shall be effective upon receipt by Boise’s Compensation Manager at 1111 West Jefferson Street, Suite 200, P.O. Box 990050, Boise, Idaho 83799-0050.

9.5                                 Amendment and Termination. The Committee may, at any time, amend or terminate the Plan, provided that the Committee may not reduce or modify the target benefit(s) provided to the Participant prior to the amendment or termination without the Participant’s prior written consent. Upon termination of the Plan, a Participant shall be entitled to continue the Insurance Policy in accordance with Section 7.

9.6                                 Agent for Service of Process. Boise’s General Counsel is designated as the agent to receive service of legal process on behalf of the Plan.

9.7                                 Effective Date. The Plan is effective February 22, 2008.

EXHIBIT A

Bob Egan

Karen Gowland

Miles Hewitt

Judy Lassa

Dick Merson*

Bob Strenge

*retired — premiums will be paid through October 2013 (see Section 6.4)